Exhibit 99.1

LM Funding Reports Second Quarter 2019 Financial Results

TAMPA, FL, August 14, 2019 – LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a technology-based specialty finance and travel insurance broker company, today announced its financial results for the second quarter ended June 30, 2019.

Bruce Rodgers, LM Funding’s Chief Executive Officer, commented, “In the second quarter, we benefited from IIU’s profitability and the stable operating performance of our specialty finance business which remains impaired by the continued strength of the Florida real estate market.  Our legacy expenses such as rent, and some continued litigation, as well as expenditures related to identifying acquisition prospects contributed to our losses.  We expect to realize substantial savings from downsizing our corporate headquarters lease and resolving litigation outcomes.  We believe the additional expenses incurred methodically identifying and developing acquisition prospects will ultimately lead to improved shareholder value.”

Second Quarter Financial Results:

For the quarter ended June 30, 2019, total operating revenues were $840,021, inclusive of $181,391 generated by IIU, compared to $877,986 in the second quarter of 2018, prior to the acquisition of IIU. The revenue decline also reflects a decrease in rental revenue from $217,904 for the quarter ended June 30, 2018 to $72,285 for the second quarter of 2019.

Operating expenses for the second quarter of 2019 were $1.2 million, compared to $733,170 the year prior. The prior year expenses were reduced by a one-time $200,000 insurance reimbursement for professional fees. Operating expenses for the current quarter were increased by (i) IIU acquisition expenses of approximately $46,000 which includes shareholder special meeting expenses; (ii) IIU operating expenses of about $100,000, (iii) increased rent expense of $25,000 arising from the loss of a sub tenant, and (iv) expenditures related to the pursuit of strategic business combinations of about $68,000.  In July, the Company downsized its corporate headquarters which we anticipate will reduce expenses by approximately $200,000 annually.

Net losses for the quarter ended June 30, 2019 were $450,503, compared to net income of $455,240 for the second quarter of 2018. The profit-loss difference between the two periods is largely attributable to increased expenses and a one-time $405,000 increase to income in the second quarter of 2018 resulting from settlement of the Solaris class action.

On June 30, 2019, the Company had cash and cash equivalents of $3.1 million, compared with $3.5 million on December 31, 2018.

About LM Funding America:

LM Funding America, Inc., together with its subsidiaries, is a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado and Illinois by funding a certain portion of the associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments. The Company, through its IIU, Inc. subsidiary, also offers global medical insurance products for international travelers, specializing in policies covering high risk destination, emerging markets and foreign travelers coming to the United States.  All policies are fully underwritten with no claim risk remaining with the Company.

Forward-Looking Statements:

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the company's business, financial condition, and results of operations.

Company Contact: Bruce Rodgers, Chairman and CEO LM Funding America, Inc. Tel (813) 222-8996 investors@lmfunding.com	Investor Contacts: Valter Pinto / Scott Eckstein KCSA Strategic Communications Tel (212) 896-1254 / (212) 896-1210 valter@kcsa.com / seckstein@kcsa.com

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Cash	$ 3,093,733	$ 3,520,753
Finance receivables:
Original product - net (Note 3)	329,770	425,012
Special product - New Neighbor Guaranty program, net of allowance for credit losses of (Note 4)	157,169	237,043
Prepaid expenses and other assets	112,767	155,420
Due from related party (Note 5)	-	25,507
Fixed assets, net (Note 1)	30,328	33,818
Real estate assets owned (Note 1)	46,533	122,604
Operating lease - right of use assets (Note 8)	21,833	-
Other investments (Note 1)	-	1,507,375
Goodwill (Note 2)	5,689,586	-
Other Assets	42,036	32,036
Total assets	$ 9,523,755	$ 6,059,568

LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable	$ 660,793	$ 42,875
Related party convertible note payable	3,461,782
Due from related party (Note 5)	6,888
Operating lease liability (Note 8)	22,259	-
Accounts payable and accrued expenses	359,160	188,354
Tax liability	14,226	-
Other liabilities and obligations	68,268	19,690
Total liabilities	4,593,376	250,919
Stockholders’ equity:
Common stock, par value $.001; 30,000,000 shares authorized; 3,134,261 and 3,124,961 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	3,134	3,125
Additional paid-in capital	17,324,650	17,295,408
Accumulated deficit	(12,397,405)	(11,489,884)
Total stockholders’ equity	4,930,379	5,808,649
Total liabilities and stockholders’ equity	$ 9,523,755	$ 6,059,568

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Statements of Operations
 (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Interest on delinquent association fees	$ 463,738	$ 564,593	$ 878,013	$1,115,455
Administrative and late fees	43,314	50,301	82,807	118,629
Recoveries in excess of cost - special product	4,502	(8,437)	26,272	59,100
Underwriting and other revenues	74,791	53,625	115,515	108,186
Net commission revenue	181,391	-	280,159	-
Rental revenue	72,285	217,904	219,954	440,349
Total revenues	840,021	877,986	1,602,720	1,841,719

Operating Expenses:
Staff costs and payroll	375,677	298,651	664,075	700,934
Professional fees	547,823	121,577	1,150,535	456,684
Settlement costs with associations	38,286	11,403	40,178	27,115
Selling, general and administrative	126,362	79,667	237,633	152,215
Provision for credit losses	(7,375)	-	(7,375)	581
Real estate management and disposal	100,306	162,578	297,434	281,940
Depreciation and amortization	20,782	22,156	39,902	44,311
Collection costs	9,786	29,560	(13,301)	30,162
Other operating expenses	16,191	7,578	30,687	11,879
Total operating expenses	1,227,838	733,170	2,439,768	1,705,821
Operating income (loss)	(387,817)	144,816	(837,048)	135,898
Interest expense	62,686	94,576	70,473	94,576
Gain on litigation	-	(405,000)	-	(405,000)
Income (loss) before income taxes	(450,503)	455,240	(907,521)	446,322
Income tax benefit	-	-	-	-
Net income (loss)	$ (450,503)	$ 455,240	$(907,521)	$ 446,322

Income (loss) per share:
Basic	$ (0.14)	$ 0.73	$ (0.29)	$ 0.71
Diluted	(0.14)	0.73	(0.29)	0.71
Weighted average number of common shares outstanding:
Basic	3,134,261	625,319	3,133,106	625,319
Diluted	3,134,261	625,319	3,133,106	625,319

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows
(unaudited)

	For the Six Months ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (907,521)	$446,322

Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	32,550	44,311
Right to use asset depreciation	4,852	-
Stock compensation	6,931	7,769
Amortization of debt discount	-	75,638
Amortization of debt issuance costs	-	5,705
Gain on litigation	-	(405,000)

Change in assets and liabilities
Prepaid expenses and other assets	52,389	(51,901)
Accounts payable and accrued expenses	89,329	(174,887)
Advances (repayments) to related party	32,395	71,289
Other liabilities	48,578	(22,277)
Lease liability payments	(4,426)	-
Deferred taxes	(14,200)	-
Net cash used in operating activities	(659,123)	(3,031)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	95,242	133,250
Net collections of finance receivables - special product	79,874	70,635
Net cash received from business acquisition	51,327	-
Proceeds for real estate assets owned	64,101	32,544

Net cash provided by investing activities	290,544	236,429

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing	-	500,000
Principal repayments	(80,761)	(39,028)
Exercise of warrants	22,320	-
Debt issue costs	-	(82,382)
Net cash provided by (used in) financing activities	(58,441)	378,590

NET INCREASE (DECREASE) IN CASH	(427,020)	611,988

CASH - BEGINNING OF YEAR	3,520,753	590,394
CASH - END OF YEAR	$ 3,093,733	$ 1,202,382

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for interest	$16,743	$-
SUPPLEMENTAL DISCLOSURES OF NON-CASHFLOW INFORMATION
Non Cash - insurance financing	-	87,012
Non Cash - debt discount - warrants	-	154,676
ROU asset obligation recognized	$26,685	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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